MADSEN & ASSOCIATES, CPA=s INC.                                          684 East Vine St, #3

Certified Public Accountants and Business Consultants                    Murray, Utah 84107

                                                                                                         Telephone 801-268-2632

                                                                                           Fax 801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated August 10, 2008, accompanying the audited financial statements of The Andina Group, Inc. at June 30, 2008 and 2007 and the related statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2008 and 2007 and the period June 17, 2004 (date of inception) to June 30, 2008   and hereby consent to the incorporation by reference to such report in a Registration Statement S-1 Amended..

March 30, 2009

                                                                             /s/ Madsen & Associates, CPA=s Inc.